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                                                                   EXHIBIT 11.01

                        CSG SYSTEMS INTERNATIONAL, INC.

            STATEMENT OF NET INCOME PER COMMON AND EQUIVALENT SHARE

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                                                                 Primary    Fully Diluted
                                                               -----------  -------------
For the three months ended September 30, 1997:

     Weighted average common shares outstanding..............   25,509,522    25,509,522
     Common equivalent shares attributable to outstanding
       stock options.........................................      776,059     1,035,320
                                                               -----------   -----------

     Shares used in computation..............................   26,285,581    26,544,842
                                                               ===========   ===========

     Income before extraordinary item and discontinued
       operations............................................  $ 3,113,000   $ 3,113,000
     Extraordinary loss from early extinguishment of debt....     (577,000)     (577,000)
     Gain from disposition of discontinued operations........    7,922,000     7,922,000
                                                               -----------   -----------

     Net income..............................................  $10,458,000   $10,458,000
                                                               ===========   ===========

     Net income per common and equivalent share:
       Before extraordinary item and discontinued
          operations.........................................  $       .12   $       .11
       Extraordinary loss from early extinguishment of debt..         (.02)         (.02)
       Gain from disposition of discontinued operations......          .30           .30
                                                               -----------   -----------

       Net income............................................  $       .40   $       .39
                                                               ===========   ===========

For the three months ended September 30, 1996:

     Weighted average common shares outstanding..............   25,486,383    25,486,383
                                                                -----------  -----------

     Shares used in computation..............................   25,486,383    25,486,383
                                                               ===========   ===========

     Net income..............................................  $   948,000   $   948,000
                                                               ===========   ===========

     Net income per common and equivalent share:

       Net income............................................  $       .04   $       .04
                                                               ===========   ===========

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